                                                                    EXHIBIT 11

                           ALBANY INTERNATIONAL CORP.
                                   EXHIBIT 11
SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE AND DILUTED NET INCOME PER SHARE

                      (in thousands, except per share data)




                                                                  For the three months         For the nine months
                                                                   ended September 30,         ended September 30,
                                                                2000 (1)       1999 (1)      2000 (1)      1999 (1)
                                                              ==========    ===========    ==========    ===========
Net income                                                        $9,343        $10,667       $28,754        $31,172
                                                              ==========    ===========    ==========    ===========

Weighted average number of shares                             30,670,923     30,371,567    30,591,980     30,310,058

   Effect of potentially dilutive securities:
     Stock options (2)                                              --           75,190          --          201,856

                                                              ----------    -----------    ----------    -----------
Weighted average number shares,
   including the effect of potentially dilutive securities    30,670,923     30,446,757    30,591,980     30,511,914
                                                              ==========    ===========    ==========    ===========

Net income per share                                               $0.30          $0.35         $0.94          $1.03
                                                              ==========    ===========    ==========    ===========

Diluted net income per share                                       $0.30          $0.35         $0.94          $1.02
                                                              ==========    ===========    ==========    ===========

Calculation of Weighted Average Number of Shares:



                                                                     Days
                                          Shares        -----------------------------
                Activity             Outstanding (1)    Year to Date       Quarter
-------------------------------------------------------------------------------------
                  1999

Beginning balance                            30,220,223       30
ESOP shares - 13,772                         30,234,271       28
ESOP shares - 15,530                         30,250,111       31
ESOP shares - 49,234                         30,300,330       20
Options - 2,400 shares                       30,302,778       10
ESOP shares - 13,350                         30,316,395        6
Stock dividend adjust. - 1,592               30,318,019        4
Directors shares - 2,884                     30,320,961        2
Options - 1,550 shares                       30,322,542        1
Options - 1,400 shares                       30,323,970        4
Options - 1,000 shares                       30,324,990        4
Options - 400 shares                         30,325,398       10
ESOP shares - 12,335                         30,337,979       14
Options - 1,800 shares                       30,339,815       16
ESOP shares - 13,827                         30,353,919       31            30
ESOP shares - 16,877                         30,371,133       31            31
ESOP shares - 16,925                         30,388,397       30            30
ESOP shares - 20,754                         30,409,566        1            1


                 Totals


                  2000
Beginning balance                            30,467,186       30
ESOP shares - 21,786                         30,488,972       29
ESOP shares - 62,201                         30,551,173       31
ESOP shares - 23,912                         30,575,085       30
ESOP shares - 21,038                         30,596,123        5
Directors shares - 4,760                     30,600,883       26
ESOP shares - 22,177                         30,623,060       30
ESOP shares - 24,526                         30,647,586       31            30
ESOP shares - 21,671                         30,669,257       31            31
ESOP shares - 25,069                         30,694,326       30            30
ESOP shares - 26,258                         30,720,584        1            1


                 Totals


                                                              274


                                                                                      Weighted Average Shares
                                                           ------------------------------------------------------------------------
                                                                  For the three months                      For the nine months
                                          Shares                  ended September 30,                       ended September 30,
                Activity             Outstanding (1)           2000             1999                  2000                 1999
-------------------------------------------------------    -------------  -----------------      ----------------     ------------
                  1999
Beginning balance                            30,220,223                                                                  3,320,904
ESOP shares - 13,772                         30,234,271                                                                  3,100,951
ESOP shares - 15,530                         30,250,111                                                                  3,434,994
ESOP shares - 49,234                         30,300,330                                                                  2,219,804
Options - 2,400 shares                       30,302,778                                                                  1,109,992
ESOP shares - 13,350                         30,316,395                                                                    666,294
Stock dividend adjust. - 1,592               30,318,019                                                                    444,220
Directors shares - 2,884                     30,320,961                                                                    222,132
Options - 1,550 shares                       30,322,542                                                                    111,072
Options - 1,400 shares                       30,323,970                                                                    444,307
Options - 1,000 shares                       30,324,990                                                                    444,322
Options - 400 shares                         30,325,398                                                                  1,110,820
ESOP shares - 12,335                         30,337,979                                                                  1,555,794
Options - 1,800 shares                       30,339,815                                                                  1,778,158
ESOP shares - 13,827                         30,353,919                          9,898,017                               3,446,782
ESOP shares - 16,877                         30,371,133                         10,233,751                               3,448,737
ESOP shares - 16,925                         30,388,397                          9,909,260                               3,339,384
ESOP shares - 20,754                         30,409,566                            330,539                                 111,390

                                                                          -----------------                           ------------
                 Totals                                                         30,371,567                              30,310,058
                                                                          =================                           ============

                  2000
Beginning balance                            30,467,186                                                3,335,823
ESOP shares - 21,786                         30,488,972                                                3,226,935
ESOP shares - 62,201                         30,551,173                                                3,456,520
ESOP shares - 23,912                         30,575,085                                                3,347,637
ESOP shares - 21,038                         30,596,123                                                  558,323
Directors shares - 4,760                     30,600,883                                                2,903,733
ESOP shares - 22,177                         30,623,060                                                3,352,890
ESOP shares - 24,526                         30,647,586       9,993,778                                3,467,428
ESOP shares - 21,671                         30,669,257      10,334,206                                3,469,879
ESOP shares - 25,069                         30,694,326      10,009,019                                3,360,693
ESOP shares - 26,258                         30,720,584         333,919                                  112,119

                                                           -------------                         ----------------
                 Totals                                      30,670,923                               30,591,980
                                                           =============                         ================






(1) Includes Class A and Class B Common Stock

(2) Incremental shares of unexercised options are calculated based on the average price of the Company's stock for the respective period. The calculation includes all options that are dilutive to earnings per share.